1 1Q26 Financial Highlights3(B) 1Q26 Business Segment Highlights1,3,4(B) Consumer Banking • Net income of $3.1 billion • Revenue of $11.0 billion, up 5% • Average deposits of $951 billion were modestly higher and up 32% from pre-pandemic levels (4Q19); #1 in U.S. Consumer Deposits5 • Average loans and leases of $322 billion, up $7 billion, or 2% • Average Small Business loans grew 5%; #1 Small Business Lender for 19 consecutive quarters5 • Combined credit / debit card spend of $245 billion, up 7% • Client Highlights – Added ~100K net new consumer checking accounts; completed 29 consecutive quarters of net growth – 38.5 million consumer checking accounts; 91% are primary6 – 4.1 million small business checking accounts – $573 billion in consumer investment assets, up 15%7 – $1.1 trillion in payments, up 5%8 – 4.3 billion digital logins; 71% of total sales were digitally-enabled Global Wealth and Investment Management • Net income of $1.3 billion • Revenue of $6.7 billion, up 12%. The increase was driven primarily by higher asset management fees, up 15% to $4.2 billion, reflecting higher market valuations and strong assets under management (AUM) flows • Client balances of $4.6 trillion, up 10%, driven by higher market valuations and positive net client flows • Average loans and leases of $262 billion, up $30 billion, or 13% • Client Highlights – $2.1 trillion of AUM balances, up 14% – Added ~4K net new $500K+ relationships across Merrill and Private Bank – 88% of Merrill and Private Bank clients digitally active Global Banking • Net income of $2.1 billion • Total Corporation investment banking fees (excl. self-led) of $1.8 billion, up 21% • $648 billion in average deposits, up 13% • Average loans and leases increased 5%, with growth across corporate, commercial and business banking • 10% improvement in treasury service charges Global Markets • Net income of $2.0 billion • Sales and trading revenue of $6.4 billion, up 13%, incl. net debit valuation adjustment (DVA) gains of $63 million. Excl. net DVA, up 12%.(E) 16th consecutive quarter of year-over-year growth – Equities revenue up 30% to $2.8 billion, incl. and excl. net DVA(E) – Fixed Income, Currencies and Commodities (FICC) revenue up 2% to $3.5 billion. Excl. net DVA, up 1%(E) From Chair and CEO Brian Moynihan: Earnings per share rose 25% year-over-year, starting 2026 with strong momentum. Net income of $8.6 billion reflected the team’s disciplined execution. The team produced 290 basis points of operating leverage. This resulted in strong year-over- year improvement in returns on equity and assets. Revenue growth of 7% year-over-year included net interest income that was better than we expected, up 9%, as well as double-digit growth in sales and trading revenue, investment banking fees and asset management fees. We remain watchful of evolving risks. However, we saw healthy client activity, including solid consumer spending and stable asset quality, indicating a resilient American economy. Bank of America Reports 1Q26 Net Income of $8.6 Billion; EPS of $1.11, Up 25% YoY 1Q26 Revenue Up 7% YoY to $30.3 Billion,1 Net Interest Income Grew 9% YoY to $15.7 Billion ($15.9 Billion FTE)(A) Operating Leverage of 2.9%2 See page 10 for endnotes. Amounts may not total due to rounding. 1 Revenue, net of interest expense. 2 Operating leverage calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense. 3 Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. 4 The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis. 5 Source: Federal Financial Institutions Examination Council (FFIEC) Call Reports, 4Q25. 6 Represents the percentage of consumer checking accounts that are estimated to be the customer’s primary account based on multiple relationship factors (e.g., linked to their direct deposit). 7 End of period. Consumer investment assets include client brokerage assets, deposit sweep balances, brokered CDs, and AUM in Consumer Banking. 8 Total payments represent payments made from Bank of America accounts using credit card, debit card, ACH, wires, billpay, person-to-person, cash and checks. 9 Return on average tangible common shareholders’ equity ratio represents a non-GAAP financial measure. For more information, see page 18. 10 Tangible book value per common share represents a non-GAAP financial measure. For more information, see page 18. • Net income of $8.6 billion compared to $7.4 billion, up 17% – Diluted earnings per share of $1.11 compared to $0.89, up 25% • Revenue, net of interest expense, of $30.3 billion ($30.4 billion FTE),(A) up 7%, reflected higher net interest income (NII), sales and trading revenue, asset management fees and investment banking fees – NII of $15.7 billion ($15.9 billion FTE),(A) up 9%, driven by higher NII related to Global Markets activity, higher deposit and loan balances, and fixed-rate asset repricing, partially offset by the impact of lower interest rates • Provision for credit losses of $1.3 billion decreased from $1.5 billion in 1Q25 and was relatively flat to 4Q25 – Net charge-offs of $1.4 billion decreased from $1.5 billion in 1Q25 and increased from $1.3 billion in 4Q25, due largely to credit card seasonality • Noninterest expense of $18.5 billion, up 4%, driven by higher revenue- related expenses, as well as investments in people and technology – Efficiency ratio improved ~170 bps to 61% – Operating leverage of 2.9% • Return on average common shareholders' equity ratio of 12.0%; return on average tangible common shareholders' equity ratio of 16.0%9 • Return on average assets of 0.99% • Balance Sheet Remained Strong – Average deposit balances of $2.02 trillion increased 3%; 11th consecutive quarter of sequential growth – Average loans and leases of $1.19 trillion increased 9%, with growth across every business segment – Average Global Liquidity Sources of $960 billion(C) – Common equity tier 1 (CET1) capital of $200 billion decreased $1.7 billion from 4Q25 – CET1 ratio of 11.2% (Standardized);(D) well above the regulatory minimum – Returned $9.3 billion to shareholders (~$2.0 billion through common stock dividends and ~$7.2 billion in share repurchases) • Book value per common share rose 7% to $38.66; tangible book value per common share rose 7% to $28.8410

BANK OF AMERICA

From Executive Vice President and CFO Alastair Borthwick:

With our efficiency ratio improving nearly 170 basis points year-over-year to 61%, we once again demonstrated our flexibility to invest for growth, while practicing good expense discipline. Average deposits of more than $2 trillion grew for the 11th consecutive quarter, while loans were up 9% year-over-year, improving across every segment. In addition, our strong liquidity, and CET1 capital comfortably above regulatory requirements, helped enable us to return more than $9 billion to shareholders through common stock dividends and share repurchases. We believe our diversified business model, durable balance sheet and commitment to Responsible Growth continue to be sources of strength.

Bank of America Financial Highlights

($ in billions, except per share data)	1Q26	4Q25	1Q25
Total revenue, net of interest expense	$30.3	$28.4	$28.2
Provision for credit losses	1.3	1.3	1.5
Noninterest expense	18.5	17.4	17.8
Pretax income	10.4	9.6	9.0
Pretax, pre-provision income[1(F)]	11.7	10.9	10.5
Income tax expense	1.8	2.0	1.6
Net income	8.6	7.6	7.4
Diluted earnings per share	$1.11	$0.98	$0.89
Return on average assets	0.99 %	0.89 %	0.89 %
Return on average common shareholders' equity	12.0	10.4	10.4
Return on average tangible common shareholders' equity[1]	16.0	14.0	14.0
Efficiency ratio	61	61	63

[1] Pretax, pre-provision income and return on average tangible common shareholders' equity represent non-GAAP financial measures. For more information, see page 18.

Spotlight on Average Deposits and Net Interest Income ($B)


Average Deposits
$1,958
$1,974
$1,991
$2,013
$2,017
1Q25
2Q25
3Q25
4Q25
1Q26


Net Interest Income (FTE)(A)
$14.6
$14.4
$14.8
$14.7
$15.4
$15.2
$15.9
$15.8
$15.9
$15.7
1Q25
2Q25
3Q25
4Q25
1Q26
Net interest income (GAAP)
FTE adjustment

2

BANK OF AMERICA

Consumer Banking[1(B)]

- Net income of $3.1 billion
- Revenue of $11.0 billion,[2] up 5%, driven primarily by higher NII
- Provision for credit losses of $1.1 billion, down 12%
  - Net reserve release of $76 million vs. net reserve build of $30 million[(G)]
  - Net charge-offs of $1.2 billion decreased $54 million
- Noninterest expense of $5.8 billion was relatively flat
  - Efficiency ratio of 53%
- Return on average allocated capital of 27%

Business Highlights[1,3(B)]

- Average deposits of $951 billion were modestly higher
  - 59% of deposits in checking accounts; 91% are primary[4]
- Average loans and leases of $322 billion increased 2%
- Combined credit / debit card spend of $245 billion increased 7%
- Consumer investment assets of $573 billion, up 15%,[5] driven by higher market valuations and $20 billion of net client flows from new and existing clients
- 11.4 million clients enrolled in Preferred Rewards, up 3%[6]

Strong Digital Usage Continued in the Quarter[1]

- 79% of overall households actively using digital platforms[7]
- 50 million active digital banking users, up 1 million
- 2 million digitally-enabled sales, representing 71% of total sales
- 4.3 billion digital logins, up 8%
- 25 million active Zelle® users, up 5%; sent and received 460 million transactions worth $147 billion, up 11% and 13%, respectively[8]
- 21.3 million active Erica® users, up 7%[9]

Financial Results

	Three months ended		
($ in millions)	3/31/2026	12/31/2025	3/31/2025
Total revenue[2]	**$11,049**	$11,201	$10,493
Provision for credit losses	**1,132**	1,066	1,292
Noninterest expense	**5,837**	5,729	5,826
Pretax income	**4,080**	4,406	3,375
Income tax expense	**1,020**	1,102	844
Net income	**$3,060**	$3,304	$2,531

Business Highlights[(B)]

	Three months ended		
($ in billions)	3/31/2026	12/31/2025	3/31/2025
Average deposits	**$950.8**	$945.4	$947.6
Average loans and leases	**322.2**	322.7	315.0
Consumer investment assets[5]	**573.3**	599.1	497.7
Active mobile banking users (MM)	**41.8**	41.4	40.5
Number of financial centers	**3,540**	3,628	3,681
Efficiency ratio	**53 %**	51 %	56 %
Return on average allocated capital	**27**	30	23
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$103.1**	$103.0	$100.2
Total credit / debit spend	**244.9**	254.7	228.4
Risk-adjusted margin	**6.7 %**	7.0 %	6.7 %

Continued Business Leadership

- No. 1 in U.S. Consumer Deposits[(a)]
- No. 1 Small Business Lender[(a)]
- No. 1 in Retail Banking Advice Satisfaction[(b)]
- No. 1 in Banking Mobile App Satisfaction[(c)]
- Merrill Edge Self-Directed No. 1 for Bank Brokerage[(d)]

See page 11 for Business Leadership sources.

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The consumer credit card portfolio includes Consumer Banking and GWIM.
[4] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[5] End of period. Consumer investment assets includes client brokerage assets, deposit sweep balances, brokered CDs, and AUM in Consumer Banking.
[6] As of February 2026. Includes clients in Consumer, Small Business and GWIM.
[7] Household adoption represents households with consumer bank login activities in a 90-day period, as of February 2026.
[8] Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle® users represent 90-day active users.
[9] Represents mobile and online activity across client facing platforms powered by Erica®.

3

BANK OF AMERICA

Global Wealth and Investment Management[1(B)]

- Net income of $1.3 billion
- Revenue of $6.7 billion,[2] up 12%. The increase was driven primarily by higher asset management fees, up 15% to $4.2 billion, reflecting higher market valuations and strong AUM flows
- Noninterest expense of $4.9 billion increased 6%, driven primarily by revenue-related incentives
  - Pretax margin of 26%
- Return on average allocated capital of 24%

Business Highlights[1(B)]

- $4.6 trillion in client balances, up 10%, driven by higher market valuations and positive net client flows
  - AUM flows of $20 billion; $78 billion since 1Q25
- Average deposits of $287 billion increased modestly
- Average loans and leases of $262 billion increased 13%

Merrill Wealth Management Highlights

Client Engagement

- $3.8 trillion in client balances[(B)]
- $1.7 trillion in AUM balances[(B)]
- ~3.3K net new $500K+ households added in 1Q26
- 59K digital appointments scheduled in the quarter

Strong Digital Usage Continued in the Quarter

- 88% of Merrill households digitally active[3]
  - 67% of Merrill households are active on mobile
  - 85% of households enrolled in eDelivery[4]
- 76% of eligible checks deposited through automated channels[5]
- 82% of eligible brokerage and bank accounts opened through digital onboarding

Bank of America Private Bank Highlights

Client Engagement

- $757 billion in client balances[(B)]
- $451 billion in AUM balances[(B)]
- ~280 net new relationships added in 1Q26 with $3MM+ clients

Strong Digital Usage Continued in the Quarter

- 94% of relationships digitally active[6]
  - 77% of core relationships are active on mobile
  - 53% of eligible relationships enrolled in eDelivery[4]
- 78% of eligible checks deposited through automated channels[5]
- 50% of eligible investment, trust and banking accounts opened through digital onboarding

Financial Results

	Three months ended		
($ in millions)	**3/31/2026**	**12/31/2025**	**3/31/2025**
Total revenue[2]	**$6,712**	$6,618	$6,016
Provision (benefit) for credit losses	**2**	(3)	14
Noninterest expense	**4,938**	4,747	4,659
Pretax income	**1,772**	1,874	1,343
Income tax expense	**443**	469	336
Net income	**$1,329**	$1,405	$1,007

Business Highlights[(B)]

	Three months ended		
($ in billions)	**3/31/2026**	**12/31/2025**	**3/31/2025**
Average deposits	**$286.6**	$279.5	$286.4
Average loans and leases	**262.2**	257.0	232.3
Total client balances (EOP)	**4,572.4**	4,751.4	4,157.2
AUM flows	**20.4**	20.2	24.0
Pretax margin	**26 %**	28 %	22 %
Return on average allocated capital	**24**	28	21

Continued Business Leadership

- Merrill earned most recognitions on Forbes' 2026 Best-in-State Wealth Management Teams list, including 32 teams ranked No. 1
- 23 Merrill advisors on Forbes' 2026 Top 100 Women Wealth Advisors
- >300 Merrill advisors on Barron's 2026 Top 1,500 Financial Advisors
- 24 Merrill advisors on Financial Planning's 2026 Top 40 Brokers Under 40
- No. 1 in Managed Personal Trust AUM[(a)]
- Best Private Bank in North America for High Net Worth[(e)]
- No. 1 Global Nonprofit OCIO Provider[(f)]

See page 11 for Business Leadership sources.

Note: OCIO stands for outsourced chief investment office.

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] Percentage of digitally active Merrill primary households across the enterprise ($250K+ in investable assets within the enterprise) as of March 2026. Excludes Stock Plan and Banking-only households.
[4] Includes Merrill Digital Households across the enterprise (excluding Stock Plan, Banking-only households, Retirement-only and 529-only) and Private Bank relationships that receive statements digitally, as of February 2026 for Private Bank and as of March 2026 for Merrill.
[5] Includes mobile check deposits, remote deposit operations, and automated teller machine transactions, as of February 2026 for Private Bank and as of March 2026 for Merrill.
[6] Percentage of digitally active Private Bank core relationships across the enterprise ($3MM+ in total balances) as of February 2026. Includes third-party activities and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships.

4

BANK OF AMERICA

Global Banking[1,2(B)]

- Net income of $2.1 billion
- Revenue of $6.3 billion[3] increased 5%, driven primarily by higher investment banking fees, leasing revenue and NII, partially offset by the absence of gains related to leveraged finance positions in 1Q25
- Provision for credit losses of $185 million vs. $154 million
  - Net reserve build of $21 million vs. net reserve release of $33 million[(G)]
  - Net charge-offs of $164 million decreased $23 million
- Noninterest expense of $3.2 billion increased 1%
  - Efficiency ratio of 51%
- Return on average allocated capital of 16%

Business Highlights[1,2(B)]

- Total Corporation investment banking fees (excl. self-led) of $1.8 billion increased 21%
- $648 billion in average deposits increased 13%
- $397 billion in average loans and leases increased 5%

Strong Digital Usage Continued in the Quarter[1]

- 86% of relationship clients digitally active[4]
- 2.7 million total mobile sign-ins, up 26%[5]
- $324 billion CashPro® App Payments, up 19%
- 38.7K interactions with CashPro® Chat, supported by Erica® technology

Financial Results

	Three months ended		
($ in millions)	**3/31/2026**	**12/31/2025**	**3/31/2025**
Total revenue[2,3]	**$6,287**	$6,238	$5,992
Provision for credit losses	**185**	243	154
Noninterest expense	**3,223**	3,118	3,184
Pretax income	**2,879**	2,877	2,654
Income tax expense	**792**	791	730
Net income	**$2,087**	$2,086	$1,924

Business Highlights[2(B)]

	Three months ended		
($ in billions)	**3/31/2026**	**12/31/2025**	**3/31/2025**
Average deposits	**$647.6**	$656.1	$575.2
Average loans and leases	**397.0**	386.3	378.7
Total Corporation IB fees (excl. self-led)	**1.8**	1.7	1.5
Global Banking IB fees	**1.0**	1.0	0.8
Business Lending revenue	**2.3**	2.3	2.1
Global Transaction Services revenue	**2.9**	2.9	2.7
Efficiency ratio	**51 %**	50 %	53 %
Return on average allocated capital	**16**	16	15

Continued Business Leadership

- No. 1 in Overall Leadership in Digital Channels (tied), fourth consecutive year[(g)]
- World's Best Bank for Small to Medium-sized Enterprises; North America's Best Transaction Bank and Best Bank for Sustainable Finance[(h)]
- Best Solution Innovation in AI[(i)]
- Best Global Bank for Cash Management[(j)]
- Model Bank: An Edge in Actionable Analytics[(k)]
- Best Global Supply Chain Finance Bank in Asia Pacific; Best API Initiative in Asia Pacific[(l)]
- Share Leader and Best Bank Award for U.S. Corporate Banking & Cash Management[(m)]
- Relationships with 78% of the Global Fortune 500; 96% of the U.S. Fortune 1,000 (2025)

See page 11 for Business Leadership sources.

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Includes Commercial and Business Banking clients that meet revenue threshold and all Corporate clients on CashPro® and BA360 platforms as of February 2026.
[5] Includes CashPro, BA360, and Global Card Access. BA360 as of February 2026.

5

BANK OF AMERICA

Global Markets[1,2,3(B)]

- Net income of $2.0 billion (incl. and excl. net DVA)[4]
- Revenue of $7.1 billion increased 8%, driven by higher sales and trading revenue, partially offset by the absence of gains related to leveraged finance positions in 1Q25
- Noninterest expense of $4.4 billion increased 15%, driven by higher revenue-related expenses and investments in the business, including people and technology
  - Efficiency ratio of 61%
- Return on average allocated capital of 15%
- Average VaR of $47 million[5]

Business Highlights[1,2,3,4(B)]

- Sales and trading revenue of $6.4 billion increased 13% (excl. net DVA, up 12%)[4]
  - Equities revenue increased 30% (incl. and excl. net DVA)[4] to $2.8 billion, driven by increased client activity
  - FICC revenue increased 2% (excl. net DVA, up 1%)[4] to $3.5 billion

Additional Highlights

- 650 research analysts covering 3,600+ companies; 1,350+ corporate bond issuers across 55+ economies and 25 industries

Financial Results

($ in millions)	Three months ended 3/31/2026	12/31/2025	3/31/2025
Total revenue[2,3]	**$7,109**	$5,304	$6,585
Net DVA	**63**	(17)	19
Total revenue (excl. net DVA)[2,3,4]	**$7,046**	$5,321	$6,566
Provision for credit losses	**27**	12	28
Noninterest expense	**4,370**	3,906	3,811
Pretax income	**2,712**	1,386	2,746
Income tax expense	**705**	402	796
Net income	**$2,007**	$984	$1,950
Net income (excl. net DVA)[4]	**$1,959**	$997	$1,936

Business Highlights[2(B)]

($ in billions)	Three months ended 3/31/2026	12/31/2025	3/31/2025
Average total assets	**$1,101.6**	$1,026.3	$969.3
Average trading-related assets	**730.0**	666.6	668.2
Average loans and leases	**201.2**	197.8	159.6
Sales and trading revenue	**6.4**	4.5	5.7
Sales and trading revenue (excl. net DVA)[4]	**6.3**	4.5	5.6
Global Markets IB fees	**0.8**	0.7	0.7
Efficiency ratio	**61 %**	74 %	58 %
Return on average allocated capital	**15**	8	16

Continued Business Leadership

- Global Derivatives House of the Year[(n)]
- CLO Trading Desk of the Year[(n)]
- No. 1 in Transactional Foreign Exchange[(m)]
- Commodity Derivatives House of the Year[(o)]
- North America MBS House of the Year[(o)]
- Best Sell-Side Trading Desk[(p)]
- Equity Derivatives House of the Year[(o)]
- No. 1 Municipal Bonds Underwriter[(q)]
- No. 2 Top Global Research Firm[(r)]

See page 11 for Business Leadership sources.

[1] Comparisons are to the year-ago quarter unless noted. The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See Endnote E on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $47MM, $50MM and $91MM for 1Q26, 4Q25 and 1Q25, respectively.

6

7 All Other1 Financial Results Three months ended ($ in millions) 3/31/2026 12/31/2025 3/31/2025 Total revenue2 ($723) ($829) ($694) Provision (benefit) for credit losses (9) (10) (8) Noninterest expense (benefit) 163 (63) 290 Pretax loss (877) (756) (976) Income tax expense (benefit) (978) (624) (924) Net income (loss) $101 ($132) ($52) 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. Note: All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments. • Net income of $101 million improved from a net loss of $52 million • The Corporation’s total effective tax rate for the quarter was 17.5%, which included a discrete benefit from annual share-based compensation vesting

BANK OF AMERICA

Credit Quality[1]

Charge-offs

- Total net charge-offs of $1.4 billion decreased $43 million from 1Q25 and increased $122 million from 4Q25, due largely to credit card seasonality
  - Consumer net charge-offs of $1.1 billion decreased $60 million from 1Q25 and increased $67 million from 4Q25
  - Credit card charge-off rate of 3.64% vs. 4.05% in 1Q25 and 3.40% in 4Q25
    - Both early and late stage credit card delinquency rates improved for the fourth consecutive quarter on a year-over-year basis
  - Commercial net charge-offs of $350 million increased $17 million from 1Q25 and $55 million from 4Q25
- Net charge-off ratio[2] of 0.48% decreased 6 bps vs. 1Q25 and increased 4 bps vs. 4Q25

Provision for credit losses

- Provision for credit losses of $1.3 billion decreased $143 million from 1Q25 and was relatively flat to 4Q25
  - Net reserve release of $72 million vs. net reserve build of $28 million in 1Q25 and $21 million in 4Q25[(G)]

Allowance for credit losses

- Allowance for loan and lease losses of $13.1 billion represented 1.09% of total loans and leases[3]
  - Allowance for credit losses of $14.3 billion included $1.2 billion for unfunded commitments
- Nonperforming loans of $5.8 billion decreased $252 million from 1Q25 and were relatively flat to 4Q25
- Commercial reservable criticized utilized exposure of $24.3 billion decreased $3.3 billion from 1Q25 and $409 million from 4Q25

Highlights

	Three months ended		
($ in millions)	3/31/2026	12/31/2025	3/31/2025
Provision for credit losses	**$1,337**	$1,308	$1,480
Net charge-offs	**1,409**	1,287	1,452
Net charge-off ratio[2]	**0.48 %**	0.44 %	0.54 %
At period-end			
Nonperforming loans and leases	**$5,831**	$5,804	$6,083
Nonperforming loans and leases ratio	**0.49 %**	0.49 %	0.55 %
Allowance for credit losses	**14,309**	14,380	14,366
Allowance for loan and lease losses	**13,148**	13,203	13,256
Allowance for loan and lease losses ratio[3]	**1.09 %**	1.12 %	1.20 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period.
[3] Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period.

Note: Ratios do not include loans accounted for under the fair value option.

8

BANK OF AMERICA

Balance Sheet, Liquidity, and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)[(B)]

	Three months ended		
	3/31/2026	**12/31/2025**	**3/31/2025**
Ending Balance Sheet			
Total assets	**$3,496.2**	$3,411.7	$3,349.0
Total loans and leases	**1,205.0**	1,185.7	1,110.6
Total loans and leases in business segments (excluding All Other)	**1,198.2**	1,178.9	1,103.2
Total deposits	**2,037.7**	2,018.7	1,989.6
Average Balance Sheet			
Average total assets	**$3,512.5**	$3,427.8	$3,349.0
Average loans and leases	**1,189.5**	1,170.9	1,093.7
Average deposits	**2,016.9**	2,012.5	1,958.3
Funding and Liquidity			
Long-term debt	**$326.0**	$317.8	$304.1
Global Liquidity Sources, average[(C)]	**960**	975	942
Equity			
Common shareholders' equity	**$275.7**	$277.3	$273.5
Common equity ratio	**7.9 %**	8.1 %	8.2 %
Tangible common shareholders' equity[1]	**$205.7**	$207.2	$203.4
Tangible common equity ratio[1]	**6.0 %**	6.2 %	6.2 %
Per Share Data			
Common shares outstanding (in billions)	**7.13**	7.21	7.56
Book value per common share	**$38.66**	$38.44	$36.17
Tangible book value per common share[1]	**28.84**	28.73	26.90
Regulatory Capital[2(D)]			
CET1 capital	**$199.7**	$201.4	$201.2
Standardized approach			
Risk-weighted assets	**$1,779**	$1,773	$1,711
CET1 ratio	**11.2 %**	11.4 %	11.8 %
Advanced approaches			
Risk-weighted assets	**$1,594**	$1,570	$1,514
CET1 ratio	**12.5 %**	12.8 %	13.3 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**5.5 %**	5.7 %	5.7 %

[1] Represents a non-GAAP financial measure. For reconciliations to GAAP financial measures, see page 18.
[2] Effective 4Q25, the Corporation elected to change its accounting methods for certain tax-related equity investments and applied those changes retrospectively through cumulative adjustment to retained earnings. Under applicable bank regulatory rules, the Corporation is not required to revise previously-filed regulatory capital ratios and, accordingly, did not revise regulatory capital information as of 1Q25.

9

BANK OF AMERICA

Endnotes

A We also measure NII and revenue, net of interest expense, on an FTE basis, which are non-GAAP financial measures. FTE basis is a performance measure used in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. NII on an FTE basis was $15.9 billion, $15.9 billion, $15.4 billion, $14.8 billion and $14.6 billion for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively. Revenue, net of interest expense, on an FTE basis, was $30.4 billion, $28.5 billion and $28.4 billion for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively. The FTE adjustment was $162 million, $165 million, $154 million, $145 million and $145 million for the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, respectively.

B We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Consolidated and Business Segment Highlights on page 1, Balance Sheet, Liquidity, and Capital Highlights on page 9 and on the Segment pages for each segment.

C Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency mortgage-backed securities, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

D Regulatory capital ratios at March 31, 2026 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Total capital ratio under the Standardized approach at March 31, 2026 and December 31, 2025, and Tier 1 capital ratio under the Standardized approach at March 31, 2025.

E The below table includes Global Markets sales and trading revenue, excluding net DVA, which is a non-GAAP financial measure. We believe that the presentation of measures that exclude this item is useful because such measures provide additional information to assess the underlying operational performance and trends of our businesses and to allow better comparison of period-to-period operating performance.

	Three months ended		
(Dollars in millions)	**3/31/2026**	**12/31/2025**	**3/31/2025**
Sales and trading revenue			
Fixed-income, currencies and commodities	**$ 3,545**	$ 2,501	$ 3,479
Equities	**2,842**	2,015	2,186
Total sales and trading revenue	**$ 6,387**	$ 4,516	$ 5,665
Sales and trading revenue, excluding net debit valuation adjustment[1]			
Fixed-income, currencies and commodities	**$ 3,496**	$ 2,517	$ 3,464
Equities	**2,828**	2,016	2,182
Total sales and trading revenue, excluding net debit valuation adjustment	**$ 6,324**	$ 4,533	$ 5,646

[1] For the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, net DVA gains (losses) were $63 million, ($17) million and $19 million, FICC net DVA gains (losses) were $49 million, ($16) million and $15 million, and Equities net DVA gains (losses) were $14 million, ($1) million and $4 million, respectively.

F Pretax, pre-provision income (PTPI) is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Management believes that PTPI is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For reconciliations to GAAP financial measures, see page 18.

G Reserve build (or release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses and other valuation accounts recognized in that period.

10

BANK OF AMERICA

Business Leadership Sources

(a) FFIEC Call Reports, 4Q25.

(b) J.D. Power 2025 U.S. Retail Banking Advice Satisfaction Study measures customer satisfaction with retail bank advice / guidance in the past 12 months. For more information, visit jdpower.com/awards.*

(c) J.D. Power 2025 U.S. Mobile App Satisfaction Study measures overall satisfaction with banking app channel in the first quarter of 2025. For more information, visit jdpower.com/awards.*

(d) StockBrokers.com* 2026 Annual Awards.

(e) Euromoney, 2026.

(f) Chestnut Solutions Institute, 2025.

(g) Coalition Greenwich Digital Transformation Benchmarking Program, 2025.

(h) Euromoney, 2025.

(i) Treasury Management International, 2026.

(j) Global Finance, 2025.

(k) Celent, 2025.

(l) Asian Banker, 2025.

(m) Coalition Greenwich, 2026.

(n) GlobalCapital, 2025.

(o) IFR, 2025.

(p) Global Markets Choice Awards, 2025.

(q) LSEG-Refinitiv, 1Q26.

(r) Extel, 2025.

* Website content is not incorporated by reference into this press release.

11

12 Contact Information and Investor Conference Call Invitation Investor Call Information Chair and CEO Brian Moynihan and Executive Vice President and CFO Alastair Borthwick will discuss first- quarter 2026 financial results in an investor conference call at 8:30 a.m. ET today. The conference call and presentation materials can be accessed on the Bank of America Investor Relations website at https:// investor.bankofamerica.com.* For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from noon April 15 through 11:59 p.m. ET on April 24. Investors May Contact: Lee McEntire, Bank of America Phone: 1.980.388.6780 lee.mcentire@bofa.com Jonathan G. Blum, Bank of America (Fixed Income) Phone: 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving nearly 70 million clients with approximately 3,500 retail financial centers, approximately 15,000 ATMs (automated teller machines) and award- winning digital banking with approximately 59 million verified digital users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the Corporation) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “outlook,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its or its business segments' future results, which may include, among other measures, revenue, liquidity, net interest income, other income, provision for credit losses, expenses, operating leverage, effective tax rate, efficiency ratio, capital measures, deposits and assets, as well as strategy, future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. * Website content is not incorporated by reference into this press release. Reporters May Contact: Jocelyn Seidenfeld, Bank of America Phone: 1.646.743.3356 jocelyn.seidenfeld@bofa.com Tim Hurkmans, Bank of America Phone: 1.929.656.1718 tim.hurkmans@bofa.com

13 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation’s 2025 Annual Report on Form 10-K and in any of the Corporation’s subsequent U.S. Securities and Exchange Commission (SEC) filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage, which are inherently difficult to predict, resulting from pending, threatened or future litigation and regulatory inquiries, demands, requests, investigations, proceedings and enforcement actions, which the Corporation is subject to in the ordinary course of business, including matters related to our processing of unemployment benefits for California and certain other states, the features of our automatic credit card payment service, the adequacy of the Corporation’s anti-money laundering and economic sanctions programs and the processing of electronic payments, including through the Zelle network, and related fraud, which are in various stages; in connection with ongoing litigation, the impact of certain changes to Visa’s and Mastercard’s respective card payment network rules and reductions in interchange fees for U.S.-based merchants; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the impact of U.S. and global interest rates (including the potential for ongoing fluctuations in interest rates), inflation, currency exchange rates, economic conditions, trade policies and tensions, including changes in, or the imposition of, tariffs and / or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, which may have varying effects across industries and geographies, and geopolitical instability; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of the interest rate, inflationary, macroeconomic, banking and regulatory environment on the Corporation’s assets, business, financial condition and results of operations; the impact of adverse developments affecting the U.S. or global banking industry, including a deterioration in private credit markets, bank failures and liquidity concerns, resulting in worsening economic and market volatility, and regulatory responses thereto; the possibility that future credit losses may be higher than currently expected, including due to changes in economic assumptions, which may include unemployment rates, real estate prices, gross domestic product levels and corporate bond spreads, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, such as the impact of trade policies, supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets (including noninterest expense) and expectations regarding revenue, net interest income, operating leverage, other income, provision for credit losses, net charge-offs, effective tax rate, loan or deposit growth or other projections and targets; variances to the underlying assumptions and judgments used in estimating banking book net interest income sensitivity; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and / or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations, including impacts from the 2025 Budget Reconciliation Act; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and potential changes to loss allocations between financial institutions and customers, including for losses incurred from the use of our products and services, including electronic payments and payment of checks, that were authorized by the customer but induced by fraud; the impact of failures or disruptions in or breaches of the Corporation’s operations or information systems, or those of various third parties, including regulators and federal and state governments, such as from cybersecurity incidents; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and the ability to achieve its potential benefits, such as increased productivity and cost savings; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental goals or the impact of any changes in the Corporation's sustainability or human capital management strategy or goals; the impact of uncertain or changing political conditions, federal government shutdowns, including partial shutdowns, and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary, trade or regulatory policy; the emergence of widespread health emergencies or pandemics; the impact of natural disasters, extreme weather events, military conflicts (including the Russia / Ukraine conflict, the conflicts in the Middle East, the possible expansion of such conflicts and potential geopolitical and economic consequences), civil unrest, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. is registered as a futures commission merchant with the CFTC and is a member of the NFA. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com.* www.bankofamerica.com* * Website content is not incorporated by reference into this press release.

Bank of America Corporation and Subsidiaries
Selected Financial Data

(In millions, except per share data)

Summary Income Statement	First Quarter 2026	Fourth Quarter 2025	First Quarter 2025
Net interest income	$ 15,745	$ 15,750	$ 14,443
Noninterest income	14,527	12,617	13,804
Total revenue, net of interest expense	30,272	28,367	28,247
Provision for credit losses	1,337	1,308	1,480
Noninterest expense	18,531	17,437	17,770
Income before income taxes	10,404	9,622	8,997
Income tax expense	1,820	1,975	1,637
Net income	$ 8,584	$ 7,647	$ 7,360
Preferred stock dividends	429	328	406
Net income applicable to common shareholders	$ 8,155	$ 7,319	$ 6,954
Average common shares issued and outstanding	7,256.1	7,364.9	7,677.9
Average diluted common shares issued and outstanding	7,417.5	7,546.9	7,770.8
Summary Average Balance Sheet			
Total cash and cash equivalents	$ 270,005	$ 257,162	$ 295,712
Total debt securities	914,990	933,012	923,747
Total loans and leases	1,189,528	1,170,895	1,093,738
Total earning assets	3,099,977	3,038,880	2,966,843
Total assets	3,512,490	3,427,791	3,349,011
Total deposits	2,016,929	2,012,523	1,958,332
Common shareholders' equity	276,753	277,881	271,880
Total shareholders' equity	302,501	303,873	294,187
Performance Ratios			
Return on average assets	0.99 %	0.89 %	0.89 %
Return on average common shareholders' equity	11.95	10.45	10.37
Return on average tangible common shareholders' equity (1)	16.00	13.97	13.97
Per Common Share Information			
Earnings	$ 1.12	$ 0.99	$ 0.91
Diluted earnings	1.11	0.98	0.89
Dividends paid	0.28	0.28	0.26
Book value	38.66	38.44	36.17
Tangible book value (1)	28.84	28.73	26.90

Summary Period-End Balance Sheet	March 31 2026	December 31 2025	March 31 2025
Total cash and cash equivalents	$ 242,479	$ 231,845	$ 273,579
Total debt securities	901,127	925,635	939,279
Total loans and leases	1,205,035	1,185,700	1,110,625
Total earning assets	3,077,835	3,002,415	2,964,019
Total assets	3,496,186	3,411,738	3,349,039
Total deposits	2,037,663	2,018,729	1,989,564
Common shareholders' equity	275,672	277,251	273,450
Total shareholders' equity	300,668	303,243	293,949
Common shares issued and outstanding	7,129.9	7,212.5	7,560.1

Credit Quality	First Quarter 2026	Fourth Quarter 2025	First Quarter 2025
Total net charge-offs	$ 1,409	$ 1,287	$ 1,452
Net charge-offs as a percentage of average loans and leases outstanding (2)	0.48 %	0.44 %	0.54 %
Provision for credit losses	$ 1,337	$ 1,308	$ 1,480

	March 31 2026	December 31 2025	March 31 2025
Total nonperforming loans, leases and foreclosed properties (3)	$ 5,933	$ 5,905	$ 6,201
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties (3)	0.49 %	0.50 %	0.56 %
Allowance for credit losses	$ 14,309	$ 14,380	$ 14,366
Allowance for loan and lease losses	13,148	13,203	13,256
Allowance for loan and lease losses as a percentage of total loans and leases outstanding (2)	1.09 %	1.12 %	1.20 %

For footnotes, see page 15.

Current-period information is preliminary and based on company data available at the time of the presentation. 14

Bank of America Corporation and Subsidiaries
Selected Financial Data (continued)

(Dollars in millions)

Capital Management	March 31 2026	December 31 2025	March 31 2025
Regulatory capital metrics [4][5]:			
Common equity tier 1 capital	**$ 199,695**	$ 201,410	$ 201,177
Common equity tier 1 capital ratio - Standardized approach	**11.2 %**	11.4 %	11.8 %
Common equity tier 1 capital ratio - Advanced approaches	**12.5**	12.8	13.3
Total capital ratio - Standardized approach	**14.5**	14.7	15.0
Total capital ratio - Advanced approaches	**15.5**	15.9	16.2
Tier 1 leverage ratio	**6.5**	6.8	6.8
Supplementary leverage ratio	**5.5**	5.7	5.7
Total ending equity to total ending assets ratio	**8.6**	8.9	8.8
Common equity ratio	**7.9**	8.1	8.2
Tangible equity ratio [6]	**6.7**	7.0	6.8
Tangible common equity ratio [6]	**6.0**	6.2	6.2

(1) Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per common share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 18.

(2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.

(3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held-for-sale or accounted for under the fair value option.

(4) Effective in the fourth quarter of 2025, the Corporation elected to change its accounting methods for certain tax-related equity investments and applied those changes retrospectively through cumulative adjustment to retained earnings. Under applicable bank regulatory rules, the Corporation is not required to revise previously-filed regulatory capital ratios and, accordingly, did not revise regulatory capital information as of March 31, 2025.

(5) Regulatory capital ratios at March 31, 2026 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Total capital ratio under the Standardized approach at March 31, 2026 and December 31, 2025, and the Tier 1 capital ratio under the Standardized approach at March 31, 2025.

(6) Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 18.

Current-period information is preliminary and based on company data available at the time of the presentation. 15

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	First Quarter 2026				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 11,049	$ 6,712	$ 6,287	$ 7,109	$ (723)
Provision for credit losses	1,132	2	185	27	(9)
Noninterest expense	5,837	4,938	3,223	4,370	163
Net income	3,060	1,329	2,087	2,007	101
Return on average allocated capital [(1)]	27 %	24 %	16 %	15 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 322,164	$ 262,150	$ 396,988	$ 201,237	$ 6,989
Total deposits	950,809	286,578	647,583	39,752	92,207
Allocated capital [(1)]	45,500	22,250	54,250	53,500	n/m
Period end					
Total loans and leases	$ 321,196	$ 264,070	$ 406,982	$ 205,941	$ 6,846
Total deposits	973,306	287,719	647,018	38,012	91,608

	Fourth Quarter 2025				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 11,201	$ 6,618	$ 6,238	$ 5,304	$ (829)
Provision for credit losses	1,066	(3)	243	12	(10)
Noninterest expense	5,729	4,747	3,118	3,906	(63)
Net income (loss)	3,304	1,405	2,086	984	(132)
Return on average allocated capital [(1)]	30 %	28 %	16 %	8 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 322,678	$ 256,968	$ 386,319	$ 197,822	$ 7,108
Total deposits	945,394	279,456	656,120	37,875	93,678
Allocated capital [(1)]	44,000	19,750	50,750	49,000	n/m
Period end					
Total loans and leases	$ 325,871	$ 261,303	$ 388,998	$ 202,733	$ 6,795
Total deposits	956,265	289,854	641,211	40,614	90,785

	First Quarter 2025				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 10,493	$ 6,016	$ 5,992	$ 6,585	$ (694)
Provision for credit losses	1,292	14	154	28	(8)
Noninterest expense	5,826	4,659	3,184	3,811	290
Net income	2,531	1,007	1,924	1,950	(52)
Return on average allocated capital [(1)]	23 %	21 %	15 %	16 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 315,038	$ 232,326	$ 378,733	$ 159,625	$ 8,016
Total deposits	947,550	286,399	575,185	38,809	110,389
Allocated capital [(1)]	44,000	19,750	50,750	49,000	n/m
Period end					
Total loans and leases	$ 318,337	$ 234,304	$ 384,208	$ 166,348	$ 7,428
Total deposits	972,064	285,063	591,619	38,268	102,550

[(1)] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current-period information is preliminary and based on company data available at the time of the presentation. 16

Current-period information is preliminary and based on company data available at the time of the presentation. 17 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) First Quarter 2026 Fourth Quarter 2025 First Quarter 2025FTE basis data (1) Net interest income $ 15,907 $ 15,915 $ 14,588 Total revenue, net of interest expense 30,434 28,532 28,392 Net interest yield 2.07% 2.08% 1.99 % Efficiency ratio 60.89 61.11 62.59 Other Data March 31 2026 December 31 2025 March 31 2025 Number of financial centers - U.S. 3,540 3,628 3,681 Number of branded ATMs - U.S. 14,902 14,909 14,866 Headcount 212,134 213,207 212,732 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $162 million, $165 million and 145 million for the first quarter of 2026 and the fourth and first quarters of 2025, respectively.

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business using certain non-GAAP financial measures, including pretax, pre-provision income (as defined in Endnote F on page 10) and ratios that utilize tangible equity and tangible assets, each of which is a non-GAAP financial measure. Tangible equity represents shareholders' equity or common shareholders' equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities ("adjusted" shareholders' equity or common shareholders' equity). Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total tangible assets (total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities). Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total tangible assets. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most directly comparable financial measures defined by GAAP for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate these non-GAAP financial measures differently.

	First Quarter 2026	Fourth Quarter 2025	First Quarter 2025
Reconciliation of income before income taxes to pretax, pre-provision income			
Income before income taxes	**$ 10,404**	$ 9,622	$ 8,997
Provision for credit losses	**1,337**	1,308	1,480
Pretax, pre-provision income	**$ 11,741**	$ 10,930	$ 10,477
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity			
Shareholders' equity	**$ 302,501**	$ 303,873	$ 294,187
Goodwill	**(69,021)**	(69,021)	(69,021)
Intangible assets (excluding mortgage servicing rights)	**(1,834)**	(1,853)	(1,912)
Related deferred tax liabilities	**825**	827	851
Tangible shareholders' equity	**$ 232,471**	$ 233,826	$ 224,105
Preferred stock	**(25,748)**	(25,992)	(22,307)
Tangible common shareholders' equity	**$ 206,723**	$ 207,834	$ 201,798
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity			
Shareholders' equity	**$ 300,668**	$ 303,243	$ 293,949
Goodwill	**(69,021)**	(69,021)	(69,021)
Intangible assets (excluding mortgage servicing rights)	**(1,821)**	(1,841)	(1,899)
Related deferred tax liabilities	**821**	825	846
Tangible shareholders' equity	**$ 230,647**	$ 233,206	$ 223,875
Preferred stock	**(24,996)**	(25,992)	(20,499)
Tangible common shareholders' equity	**$ 205,651**	$ 207,214	$ 203,376
Reconciliation of period-end assets to period-end tangible assets			
Assets	**$ 3,496,186**	$ 3,411,738	$ 3,349,039
Goodwill	**(69,021)**	(69,021)	(69,021)
Intangible assets (excluding mortgage servicing rights)	**(1,821)**	(1,841)	(1,899)
Related deferred tax liabilities	**821**	825	846
Tangible assets	**$ 3,426,165**	$ 3,341,701	$ 3,278,965
Book value per share of common stock			
Common shareholders' equity	**$ 275,672**	$ 277,251	$ 273,450
Ending common shares issued and outstanding	**7,129.9**	7,212.5	7,560.1
Book value per share of common stock	**$ 38.66**	$ 38.44	$ 36.17
Tangible book value per share of common stock			
Tangible common shareholders' equity	**$ 205,651**	$ 207,214	$ 203,376
Ending common shares issued and outstanding	**7,129.9**	7,212.5	7,560.1
Tangible book value per share of common stock	**$ 28.84**	$ 28.73	$ 26.90

Current-period information is preliminary and based on company data available at the time of the presentation. 18